BY-LAWS
                                     -------
                            ZOMEX DISTRIBUTION, INC.
                            ------------------------
                                    ARTICLE I
                                    ---------
                                     SHARES
                                     ------

     1. Every stockholder of record shall, except as otherwise provided in these By-Laws, the Articles of Incorporation or by Nevada Law, be entitled to a stock certificate representing the shares owned by him, but a stockholder shall not be entitled to receive a stock certificate until the shares represented thereby have been fully paid. The Board of Directors may authorize shares to be issued for such consideration as it deems adequate and as is in accordance with Nevada Law, including without limiting the generality of the foregoing, consideration consisting of any tangible or intangible property or benefit to the corporation, including, but not limited to, cash, promissory notes, services performed, contracts for services to be performed or other securities of the corporation. Whether or not shares are issued for any consideration other than cash, the Board of Directors may attach such conditions or restrictions to those shares, including, but not limited to, conditions relating to the enforcement of contracts for future services or payment of promissory notes, and /or restrictions on voting, transfer and payment of dividends, as the Board of Directors deem advisable. Such conditions or restrictions may be expressed in a resolution of the Board of Directors or in an agreement with the subscriber of such shares. (Ref. NRS 78.211)

     2. Notwithstanding the foregoing, the Board of Directors may issue uncertificated shares of any class or series of shares and may provide at the time of issuance or at a later time that such uncertificated shares shall be or may be certificated at a later time or upon certain conditions. (Ref. NRS 78.235)

     3. The Board of Directors may, by resolution, impose restrictions on the transfer or the registration of the transfer of stock at the time of issuance, for any purpose it deems reasonable, including those enumerated in NRS 78.242 subsection 4. In addition, the transfer or registration of transfer of stock may be restricted by an agreement between any number of stockholders among each other, or between the any number of stockholders and the corporation. If any stockholder claims or takes the position that a restriction on transfer or registration of transfer imposed in any of the ways set out above is not valid or enforceable against such stockholder, the corporation shall have the right, but not the obligation, to redeem or repurchase the shares of such stockholder at the lower of subscription price actually paid or market value. (Ref. NRS 78.242)

Stock certificates of the corporation shall be in such form as the Board of Directors may from time to time determine. Except as otherwise herein provided, stock certificates shall be issued to each holder of fully-paid shares, in numerical order, from the stock certificate books, signed and or countersigned by such officers of the corporation as may be designated from time to time, and failing such designation, by the President, Vice-President, Secretary or Treasurer. They may be sealed with the corporate seal. Facsimile signatures may be used as permitted by law. Stock certificates restricted as to transfer or resale shall bear an appropriate restriction legend. A record of each certificate issued shall be kept on the stub thereof.

     5. Transfers of shares shall be made only upon the books of the corporation and, before a new certificate is issued, the old certificate must be surrendered for cancellation. The corporation shall not be bound by any restrictions on the transferability of shares imposed by any agreement to which it is not a party unless both written notice of such agreement or restriction is given to the Secretary and notice of such agreement or restriction has been put upon the stock certificate(s) so restricted. No transfer shall be made where such transfer is restricted by law or governmental regulation. The corporation shall be entitled to delay or refuse only transfer pending adequate proof of entitlement to transfer.

     6. In case a stock certificate is lost or destroyed, the claimant thereof shall make an affirmation or affidavit of the fact and advertise the same in such manner as the Board of Directors may require, and shall give the corporation a bond of indemnity in form and amount acceptable to the Board, and with one or more sureties satisfactory to the Board and upon satisfactory proof being produced to the Board of Directors of such loss or destruction, a anew certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

     7. The holder of record of any share or shares shall be entitled to be treated by the corporation as the holder in fact thereof, and the corporation accordingly shall not be bound to recognize any equitable claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as expressly provided by applicable laws.

     8. A stockholder shall not be personally liable for any debt or liability of the corporation, except as may be imposed by law.

     9. The treasury stock of the corporation shall consist of such issued and outstanding shares of the corporation as may be donated to the corporation or otherwise acquired, and shall be held subject to disposal by the Board of Directors. Such shares shall neither vote nor participate in dividends while held by the corporation.

                                   ARTICLE II
                                   ----------
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     1. The annual meeting of the stockholders of this corporation shall be held at such place either within or without the State of Nevada, on such date, and at such time, as may be designated by the Board of Directors. Failure to hold an annual meeting at the designated time shall not work any forfeiture or dissolution of the corporation.

     2. Special meetings of the stockholders may be called to be held at the registered office of the corporation, or at such other place designated in the call, at any time, (a) by the President or (b) by resolution of the Board of Directors, or (c) upon written request of the stockholders holding a majority of the outstanding shares having voting rights. Upon written request of the stockholder or stockholders entitled to call a special meeting, the Secretary shall give notice of such special meeting, to be held at such time as the Secretary my fix, not less than ten (10) nor more than sixty (60) days after the receipt of such request. Upon neglect or refusal of the Secretary to issue such call the person or persons making the request may do so.


     3. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If no record date is fixed:
                  (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, on which the meeting is held.
                  (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.
                  (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
                  (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     4. At least ten days before each meeting of stockholders, the officer having charge of the transfer books for shares shall make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of meeting, subject tot he inspection of any stockholders during the whole time of the meeting. The preparation of such list may be dispensed with by oral or written agreement of all stockholders.

     5. Except as herein otherwise provided, notice of meeting, written or printed for every regular or special meeting of the stockholders, shall be prepared and mailed to the last known post office address of each stockholder having voting rights, not less than five days before any such meeting, and if for a special meeting, such notice shall also state the object or objects thereof. No failure of or irregularity in notice of any regular meeting shall invalidate such meeting or any proceeding thereat. Notice of a meeting may be waived by written waiver signed by persons entitled to vote. Attendance at a meeting shall constitute waiver of notice of place, date, time and purpose.

     6. A quorum at any meeting of the stockholders shall consist of a majority of the voting shares of the corporation, represented in person or by proxy. A majority of such quorum shall decide any question that may come before the meeting unless such question is by statute required to be decided by a majority of the outstanding shares or otherwise.

     7. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the corporation entitled to elect such directors.

     8. The order of business at the annual meeting and, as far as possible, at all other meetings of the stockholders, shall be:

         (a)      Call to order
         (b)      Proof of due notice of meeting
         (c)      Call of roll, filing of proxies, and determination of a quorum
         (d)      Reading and disposal of any unapproved minutes
         (e)      Unfinished business
         (f)      Amendments of Articles of Incorporation or By-laws
         (g)      Fixing the number of directors and election of directors
         (h)      Reports of officers and committees
         (i)      New business
         (j)      Adjournment

     Any agenda item may be waived. Robert's Rules of Order shall determine any question or dispute regarding procedure.

     Business transacted at all special meetings shall be confined to the objects stated in the call and matters germane thereto, unless all stockholders entitled to vote are present and consent.

     9. Stockholders shall have the right to be represented and vote by proxy at any meeting of stockholders. Proxies shall be filed with the Secretary prior to the meeting and failure to do so file shall preclude exercise thereof by the proxy holder at such meeting.

     10. Any action which may be taken at a meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders who would be entitled to vote at a meeting or such lesser percentage of shares as shall be set by the Articles, and the consent shall be filed with the Secretary of the corporation.

                                   ARTICLE III
                                   -----------
                                    DIRECTORS
                                    ---------

     1. The business and property of the corporation shall be managed by a Board of Directors of not fewer than one (1) nor more than twenty-one (21) directors, who shall be natural persons of full age, and who shall be elected annually by the stockholders having voting rights, for the term of one year, and shall serve until the election and acceptance of their duly qualified successors. In the event of any delay in holding, or adjournment of, or failure to hold an annual meeting, the terms of the sitting directors shall be automatically continued indefinitely until their successors shall be duly elected and qualified. Directors need not be stockholders. Any vacancies, including vacancies resulting from an increase in the number of directors, may be filled by the Board of Directors, though less than a quorum. The Board of Directors shall have full power, and it is hereby expressly authorized, to increase or decrease the number of directors from time to time without requiring a vote of the stockholders.

     2. Removal of directors. Notwithstanding any other provisions of the Articles of Incorporation or the By-laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or the By-laws of the corporation), any director or the entire board of Directors of the corporation may be removed at any time, for cause or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

     3. The annual meeting of the Board of Directors shall be held at the offices of the corporation within thirty (30) days following the annual meeting of stockholders. At such meeting, the Board may elect a Chairman of the Board (who shall thereafter chair meetings of the Board), a Secretary (who shall thereafter keep the minutes of the meetings of the Board), and such other officials as the Board may deem desirable.

     4. Special meetings of the Board of Directors, may be called at any time by the President, or by a majority of the members of the Board, and may be held at any time and place, either within or without the State of Nevada, either with notice as provided in Section 4 or without if by written consent of all the absent members any by the presence of all other members at such meeting.

     5. Notice of special meetings of the Board of Directors shall be given by any means of communication by the Secretary to each member of the Board not less than twenty-four (24) hours before any such meeting, and notice of such special meetings shall include a general statement of the purposes thereof. Notice of such meetings may be waived by written waiver.

     6. A quorum at any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting, unless otherwise provided by statute. Notwithstanding the foregoing. the directors may determine a different quorum.

     7. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board, delegate not less than two of its number to constitute an Executive Committee which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation. Written minutes shall be kept of all actions taken by the Executive Committee between intervals of the regular meetings of the Board of Directors, and these minutes must be reported at the next regular meeting of the Board.

     8. Special Committees. The Board of Directors may, by specific resolution adopted by a majority of the whole Board, delegate not less than two of its number to constitute a special committee, which, to the extent and scope provided in such resolution, shall have and exercise authority in such matters as the Board shall declare. Written minutes shall be kept of all actions taken by any such special committee between the intervals of the regular meetings of the Board of Directors, and those minutes must be reported at the next regular meeting of the Board.

     9. One or more directors may participate in a meeting of the Board or of an Executive or other committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     10. Any action which may be taken at a meeting of the Board or of any committee thereof may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors who would be entitled to vote at a meeting for such purposes and shall be filed with the Secretary of the Corporation.

     11. Officers of the corporation, including the President, shall be elected by ballot, by the Board of Directors, at its first meeting after the election of directors each year. If any office becomes vacant, including the office of the President, during the year, the Board of Directors shall fill it for the unexpired term. The President need not be chosen from the Board of Directors.

12. The order of business at any regular or special meeting of the Board of Directors shall be:

         (a)      Call to order and call of roll
         (b)      Reading and disposal of any unapproved minutes
         (c)      Unfinished business
         (d)      Reports of officers and committees
         (e)      New business
         (f)      Adjournment

         Any agenda item may be waived. Robert's Rules of Order shall determine any question or dispute regarding procedure.

     13. Compensation. Directors as such, shall not receive any stated salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, payable in cash and/or stock may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                   ARTICLE IV
                                   ----------
                                    OFFICERS
                                    --------

     1. The officer of the corporation shall be a President, a Secretary and a Treasurer. In addition, there may be one or more Vice Presidents and such other officers, assistant officers, and agents as the Board of Directors may determine. All officers and agents shall be elected for the term of one year and shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person including the offices of President and Secretary.

     2. The President shall be the chief executive officer of the corporation; shall preside at all meetings of the stockholders and directors; shall have general supervision of the affairs of the corporation; shall sign or countersign certificates, contracts, and other instruments of the corporation, as authorized by the Board of Directors; shall make reports to the directors and stockholders; and shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

     3. The Secretary shall issue notices for all meetings; shall keep minutes, shall have charge of the seal and the books of the corporation; shall sign with the President of affix the seal to such instruments as require such signature or seal and attest to the signature of the President by affixation of the seal thereto; and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors.

     4. The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. He shall sign or countersign such documents and instruments as required his signature, shall perform all duties incident to his office or that are properly required of him by the Board of Directors, and if required by the Board of Directors, shall give bond for the faithful performance of his duties in such sum and with such sureties as may be required by the Board of Directors. He shall have the sole and exclusive power, responsibility, and authority to determine the priority and order of payment of liabilities of this corporation, to calculate and pay all payrolls, to withhold all required taxes including federal, state, and local income taxes and FICA. to regularly and timely deposit such withheld sums in the manner required by law or regulation, and to prepare, execute, and file, on a timely basis, all federal, state, and local tax reports and/or returns and to transmit therewith all sums due and owing.

     5. All other officers, assistant officers, and agents shall perform such duties as may be required of them by the Board of Directors. All officers, assistant officers, and agents of the corporation shall be subject to removal by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

     6. All officers, assistant officers, and agents of the Corporation shall be subject to removal by the Board of Directors whenever in its judgment the best interests of the Corporation will be serviced thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed.

     7. Compensation. The Board of Directors shall have power to fix the compensation of all officers and assistant officers of the corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

     8. Disallowed Compensation. Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed, In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

     9. Resignations. Any director or other officer may resign at anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from that date. The acceptance of a resignation shall not be required to make it effective.



                                    ARTICLE V
                                    ---------
                              DIVIDENDS AND FINANCE
                              ---------------------

     1. Dividends shall be declared as provided by law at such times as the Board of Directors shall direct, and no dividend shall be declared that will impair the capital of the corporation.

     2. The monies of the corporation shall be deposited in the name of the corporation, in such banks, savings and loan associations or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other negotiable instrument signed as directed by the Board of Directors. Funds in excess of current working capital needs may be invested in such certificates of deposit, mutual funds government securities, money market funds, and similar liquid investments.

     3. Financial Reports. The officers of the corporation shall tender to the Board of Directors such financial reports of the condition of the corporation as may be required by the Board of Directors. The directors and officers shall be required to forward to the stockholders an annual financial report within one hundred eighty (180) days after the close of each fiscal year. No report of the financial condition of the corporation need be prepared or verified by a certified public accountant, unless directed to be so prepared by an order of the Board of Directors.

     4. A fiscal year basis may be established for the operations of the corporation by the Board of Directors and may be changed, from time to time, as desirable to the extent permitted by applicable tax laws or regulations.

     5. The Treasurer, with the approval of the President, may make charitable contributions out of the funds of the corporation for purposes permitted by law, without the consent of the stockholders or directors, to the extent that such contributions shall be deductible by the corporation for income tax purposes; provided, however, that full report of such contributions shall be made to the Board of Directors at its next meeting.


                                   ARTICLE VI
                                   ----------
                                      SEAL
                                      ----

     1. The corporate seal of the corp- oration shall consist of two concentric circles, between which is the name of the corporation, and the word, "Nevada", and in the circle shall be inscribed the words "Corporate Seal" together with the year of incorporation, and such seal is impressed on the margin hereof and is hereby adopted as the corporate seal of the corporation.

                                   ARTICLE VII
                                   -----------
                              CONFLICT OF INTEREST
                              --------------------

     1. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for such reason, or solely because the director or officer is present at or participates in the meeting of the Board which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         (a) The material facts as to his (their) interest and as to the contract or transaction are disclosed to or are known by the Board of Directors, and the Board, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors; or
         (b) The material facts as to his (their) relationship or interest and as to the contract or transaction are disclosed to or are known by the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or
         (c) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

     2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors which authorizes a contract or transaction specified in Section 1 of the Article.

     3. This provision shall be in addition to, and not in limitation of, any applicable provisions of law validating contracts in situations involving interested directors, officers and stockholders.

     4. The provisions of NRS 78.378 to 78.3793, inclusive, relating to the acquisition of a controlling interest, shall be inapplicable with respect to this corporation.


                                  ARTICLE VIII
                                  ------------
                             LIMITATION OF LIABILITY
                             -----------------------

     1. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that the foregoing clause shall not apply to any liability of a director for any action for which the General Corporation Law of the State of Nevada proscribes this limitation and then only to the extent that this limitation is specifically proscribed.

     2. It is the intent that this Article be interpreted to provide the maximum protection against liability afforded to directors under the Nevada General Corporation Law as it may be amended from time to time.


                                   ARTICLE IX
                                   ----------
                                 INDEMNIFICATION
                                 ---------------

     1. The corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify each director, each officer and each other person who may have acted as a representative of the corporation at its request, and his heirs, executors, and administrators. Any such person shall be indemnified by the corporation against:
         (a) any costs and expenses, including counsel fees, reasonably incurred in connection with any civil, criminal, administrative or other claim, action, suit or proceeding, in which he may become involved or with which he may be threatened, by reason of his being or having been a director or officer of the corporation or by reason of his serving or having served any corporation, trust, committee, firm or other organization as director, officer, employee, trustee, member or otherwise at the request of this corporation, and

         (b) any payments in settlement of any such claim, suit, action, or proceeding or in satisfaction of any related judgment, fine, or penalty, except costs, expenses or payments in relation to any matter as to which he shall be finally adjudged derelict in the performance of his duties to the corporation, unless the corporation shall receive an opinion from independent counsel that such director, officer, or representative has not so been derelict. In the case of a criminal action, suit, or proceeding, a conviction or judgment (whether after trial or based on a plea of guilty or nolo contendere or its equivalent) shall not be deemed an adjudication that the director, officer or representative was derelict in the performance of his duties to the corporation if he acted in good faith in what he considered to be in or not opposed to the best interests of the corporation and with no reasonable cause to believe the action was illegal.

     The foregoing right of indemnification shall not be exclusive of other rights to which directors, officers and others may be entitled under the Certificate of Incorporation as a matter of law or otherwise.

     2. It is the intent that this Article be interpreted to provide the maximum indemnification permitted under the Nevada General Corporation Law as it may be amended from time to time.

     3. This corporation shall have the power to purchase and maintain insurance on behalf of any person who (1) is or was a director, officer, employee or agent of the corporation, or (2) is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.


                                    ARTICLE X
                                    ---------
                                EMERGENCY BY-LAWS
                                -----------------

     1. Emergency Powers. During any emergency resulting from warlike damage, including civil disorder, or an attack on the United States or any nuclear or atomic disaster, the regular by-laws shall be suspended to the extent necessary under the circumstances and the Board of Directors may make any emergency by-law that may be practical or necessary for the circumstances of the emergency, even though inconsistent with the regular by-laws. No director, officer, or employee acting in accordance with any such emergency by-laws shall be liable, except for willful misconduct.

     2. Meeting. A meeting of the Board of Directors may be called by any officer or director with no prescribed period of notice, so long as an attempt is made to notify each director as soon as conditions may permit. Such notice may be given by any feasible means at the time, including publication or radio.

     3. Quorum. The director or directors in attendance at the meeting of the Board shall constitute a quorum.

     4. Emergency Directors. Prior to such an emergency, the Board of Directors may designate officers or other persons who shall serve as directors in emergency meetings in the event that the elected directors shall for any reason be rendered incapable of discharging their duties.

     5. Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     6. Termination. Upon termination of the emergency, as declared by the Board of Directors or other person discharging their duties, the emergency by-laws shall cease to be operative. Termination shall not affect the legality of actions taken hereunder.


                                   ARTICLE XI
                                   ----------
                                   AMENDMENTS
                                   ----------

     1. These by-laws may be amended, repealed or altered in whole or in part, by a majority vote of the outstanding stocks of the corporation, at any regular or special meeting of the stockholders. Written notice shall, not less than five
(5) days before a stockholders' meeting called by the Board of Directors for the purpose of considering proposed amendments, be given to each stockholder of record entitled to vote. Such notice shall set forth the proposed amendment or a summary of the changes to be effected thereby.

     2. These By-laws may also be amended, repealed, or altered, in whole or in part, by a majority vote of the Board of Directors, at any meeting, without prior notice.

                            CERTIFICATION OF ADOPTION
                            -------------------------

The undersigned, being the duly elected Secretary of Zomex Distribution, Inc.,. hereby certify that the foregoing By-laws were adopted as the By-laws of the corporation the 28th day of August, 1998:



                                          /s/ Joerg Wagner
                                         --------------------------------------
                                         Joerg Wagner,   Pres /Director